SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              July 10, 2003

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

On July 10, 2003, UbiquiTel Inc. (the “Registrant”) announced the transfer of the listing of its common stock to The Nasdaq National Market from The Nasdaq SmallCap Market, effective as of the opening of business on July 10, 2003, in the following press release:

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)

or

Brighid de Garay
UbiquiTel Inc.
(610) 832-3311

UBIQUITEL COMMON STOCK TRANSFERRED TO

NASDAQ NATIONAL MARKET

CONSHOHOCKEN, PA – July 10, 2003 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, announced that effective with the opening of trading today, July 10, its common stock will be traded on the Nasdaq National Market.  The company was able to transfer the listing of its common stock from the Nasdaq SmallCap Market to the Nasdaq National Market when the common stock achieved a closing bid price of $1.00 per share or greater for the 30 consecutive trading days ending July 3.  Additionally, the company had continued to meet the other listing requirements of the National Market throughout the eight-month period during which the common stock traded on the SmallCap Market, November 1, 2002 through July 9, 2003.

“We are extremely gratified that UbiquiTel’s improving operating and financial performance are being recognized by the capital markets, allowing the company to regain its listing on the Nasdaq National Market,” said Donald A. Harris, chairman and chief executive officer of UbiquiTel Inc.  “Our continuing affiliation with Nasdaq will preserve optimal liquidity for our current and future shareholders and broaden our options as we pursue opportunities to maximize wealth for all our stakeholders.”

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in the company’s forward-looking statements, including the following factors: the marketability, liquidity and price volatility of UbiquiTel’s common stock; UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition; rates of penetration in the wireless industry; the potential to experience a high rate of customer turnover; changes in Sprint’s fee structure with UbiquiTel; the ability of Sprint to provide back office, customer care and other services; anticipated future losses; changes in population; changes or advances in technology; and general market and economic conditions.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: July 14, 2003	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer